Exhibit 99.2

Guerrilla RF Expands its Portfolio to Include DSAs

The GRF6402 is the First in a Series of New 0.25dB Step DSAs which Incorporate a Novel ‘Rapid Fire’ Attenuation Setting Feature

GREENSBORO, NC—June 22, 2022—Guerrilla RF, Inc. (OTCQX: GUER) announces it is now sampling the GRF6402, the first of a new family of 0.25dB step DSAs (Digital Step Attenuators) being developed by the company. The devices utilize a state-of-the-art SOI process which is now being leveraged for many of the company’s new signal chain offerings.

As a 7-bit, 31.75dB range device, the GRF6402 utilizes a SPI interface for serial programming, as well as three externally defined address bits which allow up to eight DSAs to share a common SPI bus. The addressing scheme reduces the number of dedicated latch-enable pins by a factor of 8x.

In addition to supporting traditional serial programming, the GRF6402 also includes a novel ‘Rapid Fire’ selection pin which allows the device to be immediately switched into a secondary pre-defined attenuation state – thus circumventing the delays associated with a typical SPI programming transaction. This feature is an enabler for TDD applications since a single DSA can now be used for TX and RX modes. The ‘Rapid Fire’ feature can also enable ‘fast attack’ signal chain protection schemes where it becomes imperative to quickly switch in additional attenuation as quickly as possible.

In terms of performance, the GRF6402 can cover the entire 50 MHz to 6 GHz range while maintaining precise and monotonic gain stepping. Glitching has been minimized to < 2 dB for all steps. The device delivers up to 30.5 dBm of IP0.1dB, 55 dBm of IIP3, and a low IL of less than 1.4 dB at 2 GHz.

“The GRF6402 is a critical component for GRF as we continue to expand our portfolio to capture additional blocks within RF signal chains,” says Ryan Pratt, CEO and founder of Guerrilla RF. “We worked very closely with our strategic customers to define the features and performance of these cores, and we are confident our entire customer base will find these devices attractive for a variety of wireless infrastructure applications. As a drop-in compatible device, we expect customers will be drawn to the GRF6402 since it offers a compelling blend of performance and added features.”

The GRF6402 comes in a 3mm x 3mm, 16-pin QFN package, and it adheres to a de facto standard footprint followed by many competitive alternatives.

Samples and evaluation boards are available now for the GRF6402. Click here for additional details.

About Guerrilla RF, Inc.

Founded in 2013 and based in Greensboro, NC, Guerrilla RF develops and manufactures high performance monolithic microwave integrated circuits (MMICs) to wireless OEMs in multiple market segments – including 5G/4G macro and small cell base stations, cellular repeaters/DAS, automotive telematics such as SDARS/V2X/GPS/DAB, mission-critical military communications, navigation, and high-fidelity wireless audio. Guerrilla RF has an extensive portfolio of over 100 high-performance radio frequency (RF) and microwave semiconductor devices. The existing product line includes ultra-low noise amplifiers, gain blocks, driver amplifiers, mixers, RF switches, and linear PAs (power amplifiers) – the critical building blocks for mission-critical, performance-driven wireless applications. To date, the Company has shipped over 100 million devices and has repeatedly been included in Inc. Magazine's annual Inc. 5000 list. Guerrilla RF recently made the top Inc. 500 list for the second year in a row, coming in at No. 421 and 489 for the 2020 and 2021 rankings, respectively. For more information, please visit https://guerrilla-rf.com/ or follow the Company on Twitter and LinkedIn.

Forward-Looking Statements

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Contact:

Jim Ahne, VP - Corporate Marketing / Automotive & 5G Products

jahne@guerrilla-rf.com

+1 336 265 7760